UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2021

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 37TH Floor, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

                 N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2021, Bain Capital Specialty Finance, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, BCSF Advisors, LP and Goldman Sachs & Co. LLC, as the representative of the underwriters, in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 2.950% Notes due 2026 (the “Offering”).

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-250965) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated March 3, 2021 and a final prospectus supplement dated March 4, 2021.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1 Underwriting Agreement, dated March 3, 2021, by and among Bain Capital Specialty Finance, Inc., BCSF Advisors, LP and Goldman Sachs & Co. LLC, as the representative of the underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: March 5, 2021	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary